STOCKHOLDERS' AGREEMENT

                                  by and among

                          Great River Enterprises, LP#1
                                 J. Scott Tomer
                                 J. Kim Sorensen
                                Michael Y. Brent
                                   Derek Brent

                                       And

                          REZCONNECT TECHNOLOGIES, INC.
                         (a New York corporation, to be
                      reincorporated in Delaware and named
                            YTB International, Inc.)



                             Dated: December 8, 2004

                             STOCKHOLDERS' AGREEMENT
                                TABLE OF CONTENTS

                             STOCKHOLDERS' AGREEMENT
                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.        Corporate Governance                                                2

  1.1.    Board of Directors.                                                 2
  1.2.    Initial Officers of the Company.                                    6
  1.3.    Certain Actions Requiring Majority Stockholder Approval.            6

2.        Transfers of Shares                                                 8

  2.1.    Certain Restrictions.                                               8
  2.2.    Right of First Refusal on Brent Group Shares.                       9
  2.3.    Right of First Offer on the Tomer Group Shares.                     10
  2.4.    "Tag Along" Rights.                                                 12
  2.5.    Legends; Shares Subject to this Agreement.                          12

3.        2005 Stock Option and Restricted Stock Plan                         12

  3.1.    Adoption of New Stock Option Plan.                                  12
  3.2.    Administration by the Compensation Committee.                       12
  3.3.    Issuance of Options to Purchase Common Stock.                       12

4.        Miscellaneous                                                       12

  4.1.    Legends on Stock Certificates.                                      12
  4.2.    Term.                                                               13
  4.3.    Injunctive Relief.                                                  13
  4.4.    Notices.                                                            14
  4.5.    Successors and Assigns.                                             14
  4.6.    Company Information.                                                15
  4.7.    Governing Law.                                                      15
  4.8.    Headings.                                                           16
  4.9.    Entire Agreement; Amendment.                                        16
  4.10.   No Waiver.                                                          16
  4.11.   Arbitration.                                                        16
  4.12.   Counterparts.                                                       17
  4.13.   Special Stockholder Meeting.                                        17

  Exhibit A.        Tomer Group and Brent Group Ownership Table

                             STOCKHOLDERS' AGREEMENT

         AGREEMENT dated as of December 8, 2004 by and among Great River Enterprises, LP#1, an Illinois limited partnership, with an office at 200 West Third Street - Suite 600, Alton, Illinois 62002 ("Great River"), J. Scott Tomer, an individual with an office at 200 West Third Street - Suite 600, Alton, Illinois 62002 ("Scott"), J. Kim Sorensen, an individual with an office at 200 West Third Street - Suite 600, Alton, Illinois 62002 ("Kim"), Michael Brent, an individual with an office at 560 Sylvan Avenue, Englewood Cliffs, New Jersey 07632 ("Michael"); Derek Brent, an individual with an office at 560 Sylvan Avenue, Englewood Cliffs, New Jersey 07632 ("Derek"), and REZconnect Technologies, Inc., a New York corporation with offices at 560 Sylvan Avenue, Englewood Cliffs, New Jersey 07632 (the "Company"). Great River, Scott and Kim are sometimes collectively referred to herein as (the "Tomer Group"), and Michael and Derek are sometimes collectively referred to herein as (the "Brent Group"). Each of the parties hereto (other than the Company) and any other person who shall hereafter become a party to or agree to be bound by the terms of this agreement (the "Agreement") is sometimes referred to as a "Stockholder" and all of such parties are sometimes referred to as the "Stockholders."

                                               W I T N E S S E T H:

         WHEREAS, the Company and Yourtravelbiz.com, Inc. ("YTB"), an Illinois corporation primarily owned by the Tomer Group, are parties to a merger agreement as amended as of November 19, 2004 (the "Merger Agreement"); and

         WHEREAS, immediately prior to the closing of the Merger Agreement, and giving effect to all issuances of Company common stock other than issuance of the Exchange Consideration (as defined in the Merger Agreement) there were 11,522,375 shares of the Company's common stock, $.001 par value per share, ("Common Stock"), outstanding;

         WHEREAS, the execution and delivery of this Agreement is a condition to the closing of the Merger Agreement;

         WHEREAS, pursuant to the Merger Agreement, the stockholders of YTB will be issued the following consideration: (i) 7,430,000 shares of Common Stock, and
(ii) 4,092,376 shares of the Company's Series B Convertible Preferred Stock ("Preferred Stock");

         WHEREAS, as of the closing of the Merger Agreement, the holdings of Common Stock (assuming the conversion of the Preferred Stock by the Tomer Group) and the Brent Group (collectively, the "Shares") will be as follows (as set forth in more detail on Exhibit A):


                                       1
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         ---------------------------- ---------------------------------------
              Stockholder Name                        Number of Shares

         ---------------------------- ---------------------------------------
                                            Common        Series B Preferred
         ---------------------------- ----------------- ---------------------
                 Tomer Group              6,733,809           3,708,921
         ---------------------------- ----------------- ---------------------
                 Brent Group              6,223,266               0
         ---------------------------- ----------------- ---------------------
           All other stockholders         6,369,206          383,455(1)
         ---------------------------- ---------------------------------------

(1)
         This number is comprised solely of the shares of Preferred Stock issued to the TYB stockholders who are not included in the Tomer Group.

         WHEREAS, the parties hereto deem it in their best interests and in the best interests of the Company to provide consistent and uniform management for the Company and to regulate certain of their rights in connection with their interests in the Company, and desire to enter into this Agreement in order to effectuate those purposes; and

         WHEREAS, the parties hereto also desire to restrict under certain circumstances the sale, assignment, transfer, encumbrance or other disposition of the Shares, including issued and outstanding Shares as well as Common Stock which may be issued hereafter, or which may become issuable pursuant to the exercise of options or warrants hereafter granted and to provide for certain rights and obligations with respect thereto as hereinafter provided.

         NOW, THEREFORE, in consideration of the premises and of the covenants, terms and conditions herein contained, the parties hereto mutually agree as follows:

1.       CORPORATE GOVERNANCE

         1.1.     Board of Directors.

                           (a)  Number  of  Directors.   The  Company  shall  be
governed by a Board of Directors initially consisting of six (6) members. Within ninety (90) days after the execution of this Agreement (unless such date is mutually extended by the parties to this Agreement), the Board of Directors shall be increased to nine (9) members in order to add the Tomer Group Independent Director, the Brent Group Independent Director, and the Outside
Independent Director, as each term is defined in Section 1.1(b). The number of members may not be increased or decreased except as provided in Section 1.3.

                           (b)  Nomination   and  Election  of  Directors.   The
following procedures shall govern the nomination and election of directors of the Company:
                                (i) For so long as the Tomer Group shall beneficially own at least 20% of the Shares held by them on the date hereof, they shall be entitled to nominate and have elected three (3) directors acceptable to them in their sole discretion


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


                (the "Tomer Group Directors"); and one (1) director (the "Tomer Group Independent Director") who shall satisfy the standards of independence established by the American Stock Exchange or such other national securities exchange or interdealer quotation system on which the Company's Common Stock is listed or traded (the "Exchange").

                                (ii) For so long as the Brent Group shall beneficially own at least 20% of the Shares held by them on the date hereof, they shall be entitled to nominate and have elected three (3) directors acceptable to them in their sole discretion (the "Brent Group Directors"); and one (1) director (the "Brent Group Independent Director") who shall satisfy the standards of independence established by the Exchange.

                                (iii) The Tomer Group  Independent  Director and
                the  Brent  Group  Independent  Director  shall  select  one (1)
                additional director (the "Outside Independent Director") who shall satisfy the standards of independence established by the Exchange. These three directors shall be referred individually as an "Independent Director" and collectively as the "Independent Directors".

                           (c) Initial Board of Directors.  The initial Board of
                Directors of the Company shall consist of the following members:

                      ------------------------ ---------------------------------
                      Name of Director         Type of Director
                      ------------------------ ---------------------------------
                      J. Lloyd Tomer           Tomer Group Director
                      ------------------------ ---------------------------------
                      J. Scott Tomer           Tomer Group Director
                      ------------------------ ---------------------------------
                      J. Kim Sorensen          Tomer Group Director
                      ------------------------ ---------------------------------
                              *                Tomer Group Independent Director
                      ------------------------ ---------------------------------
                      Michael Y. Brent         Brent Group Director
                      ------------------------ ---------------------------------
                      Derek Brent              Brent Group Director
                      ------------------------ ---------------------------------
                      Harold Kestenbaum        Brent Group Director
                      ------------------------ ---------------------------------
                              *                Brent Group Independent Director
                      ------------------------ ---------------------------------
                              *                Outside Independent Director
                      ------------------------ ---------------------------------

         *The Independent Directors shall be elected within ninety (90) days after the execution of this Agreement unless the parties agree to mutually extend such period.

                           (d)  Removal  of   Directors.   Except  as  otherwise
provided in this Section 1.1(d), each holder of Shares agrees not to take any action or to cause the Company to take any action to remove, with or without cause, any director of the Company. Notwithstanding the foregoing, The Brent Group and/or the Brent Group Directors shall at all times have the right to recommend the removal, with or without cause, of the Brent Group Directors and the Brent Group Independent Director; and the Tomer Group and the Tomer Group Directors shall have the right to recommend the removal, with or without cause, of any Tomer Group Director and the Tomer Group Independent Director. If the removal of any director is recommended as provided in the immediately preceding sentence, then the Stockholders shall immediately cause a special meeting of stockholders to be


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



held, or shall act by written consent without a meeting, for the purpose of removing such director, and each Stockholder agrees to vote all its Shares, or to execute a written consent in respect of all such Shares, for the removal of such director.

                           (e)  Vacancies.  At any time a vacancy  exists on the
Board  of  Directors,   the  remaining   directors  (if  any)  representing  the
Stockholder whose Board seat is vacant shall have the right to designate and elect the person to fill such vacancy. If no directors representing the Stockholder remain as a result of such vacancy, the Stockholder shall have the right to designate and elect the person to fill such vacancy. To the extent required by law, (i) all directors on the Board and (ii) all holders of Shares, shall vote in favor of electing such designated director to fill the vacancy and all such persons shall take the necessary actions to amend the By-Laws to reflect the provisions of this Agreement.

                           (f) Covenant to Vote. Each of the Stockholders agrees
to vote, in person or by proxy, all of the Shares beneficially owned by such Stockholder, at any annual or special meeting of stockholders of the Company called for the purpose of voting on the election of directors or by consensual action of stockholders without a meeting with respect to the election of directors, in favor of the election of the director(s) nominated by the Brent Group and the Tomer Group, respectively, as the case may be, in accordance with
Section 1.1(b) hereof. Each Stockholder shall vote the Shares owned by such Stockholder and shall take all other actions necessary to ensure that the Company's Articles of Incorporation and By-Laws do not at any time conflict with the provisions of this Agreement.

                           (g) Quorum.  No action  shall be taken at any meeting
of the Board of Directors of the Company, except for the adjournment of such meeting, unless at least two Tomer Group Directors; two Brent Group Directors and once the Independent Directors have been identified and elected, at least one (1) Independent Director shall be present. For purposes of a quorum, any director may be present at any meeting in person, by means of telephone or similar communications equipment by means of which each person participating in the meeting can hear and speak to each other or, to the extent permitted under applicable law, by proxy or by nominee director. No action shall be taken at any meeting of stockholders of the Company unless a majority of the Shares beneficially owned by the Tomer Group and the Brent Group are represented at the meeting, in person or by proxy.

                           (h) Committees of the Board.  The Board shall appoint
such committees, including an audit committee and a compensation committee, as shall be permissible under Section 712 of the Business Corporation Law of the State of New York (or such successor provisions of the Delaware General Corporation Law) and the rules of the Exchange and as the Board shall deem reasonable and necessary and as shall be required by the Exchange. Unless Exchange rules shall otherwise require and subject to the formation and composition of the Subsidiary Committees (as defined in Section 3.1(k) below), at least half of the members of any such committee shall be comprised of Tomer

Group Directors, provided, that if the Board creates an executive committee, one member of such committee must be a Brent Group Director.

                           (i) Special  Meetings of Directors.  Special meetings
of the Board may be called by the President of the Company and shall be called by the President of the Company or the Secretary of the Company upon the written request of any six (6) directors.

                           (j)  Special   Meetings  of   Stockholders.   Special

meetings of stockholders may be called by the Board and shall be called by the President of the Company or the Secretary of the Company upon the written request of any six (6) directors.

                           (k) Amendment of the By-Laws.  Upon execution of this
Agreement, the Board of Directors shall amend the By-Laws of the Company to create the following committees of the Board ("Subsidiary Committees") which shall have the authority to vote all of the shares of common stock of the respective Subsidiaries held by the Company:

---------------------------------------------- ---------------------------------
Name of Operating Subsidiary                   Type of Director
----------------------------                   ----------------
---------------------------------------------- ---------------------------------
YourTravelBiz.com, Inc. ("Marketing")          Tomer Group Director
---------------------------------------------- ---------------------------------
                                               Tomer Group Director
---------------------------------------------- ---------------------------------
                                               Tomer Group Director
---------------------------------------------- ---------------------------------
                                               Brent Group Director
---------------------------------------------- ---------------------------------
                                               Brent Group Director
---------------------------------------------- ---------------------------------

---------------------------------------------- ---------------------------------
RezConnect Technology, Inc. ("Technology")     Brent Group Director
---------------------------------------------- ---------------------------------
                                               Brent Group Director
---------------------------------------------- ---------------------------------
                                               Brent Group Director
---------------------------------------------- ---------------------------------
                                               Tomer Group Director
---------------------------------------------- ---------------------------------
                                               Tomer Group Director
---------------------------------------------- ---------------------------------

---------------------------------------------- ---------------------------------
YTB Travel Network, Inc. ("Booking")(1)        Brent Group Director
---------------------------------------------- ---------------------------------
                                               Brent Group Director
---------------------------------------------- ---------------------------------
                                               Tomer Group Director
---------------------------------------------- ---------------------------------
                                               Tomer Group Director
---------------------------------------------- ---------------------------------
                                               Outside Independent Director
---------------------------------------------- ---------------------------------

(1) Upon the Company's Board of Directors being increased to nine (9) members including the appointment of the Outside Independent Director, the Board of Directors of the Booking Subsidiary will be increased to five (5) members and the Outside Independent Director shall be appointed to serve on such Board.

The By-Laws shall also be amended to provide that, for so long as this Agreement is in effect, the By-Laws cannot be amended without the unanimous written consent of the Board of Directors of the Company.

                  1.2. Initial Officers of the Company. Each of the Stockholders agrees to cause the Board of Directors of the Company initially to appoint the following persons as officers of the Company in the following positions:


               ---------------------------------- ------------------------------
                                   Office                  Name
               ---------------------------------- ------------------------------
               Chairman of the Board              J. Lloyd Tomer
               ---------------------------------- ------------------------------
               President                          J. Scott Tomer(1)
               ---------------------------------- ------------------------------
               Chief Executive Officer            Michael Y. Brent(2)
               ---------------------------------- ------------------------------
               Chief Operating Officer            TBD by Board of Directors
               ---------------------------------- ------------------------------
               Chief Financial Officer            to be agreed to by the Directo
               ---------------------------------- ------------------------------
               Treasurer                          J. Kim Sorensen(3)
               ---------------------------------- ------------------------------
               Secretary                          Derek J. Brent
               ---------------------------------- ------------------------------

(1) J. Scott Tomer shall also be President and CEO of the Marketing Subsidiary.
(2) Derek Brent shall also be President and Michael Brent shall also be CEO of the Technology Subsidiary.
(3) J. Kim Sorensen shall also be President and CEO of the Booking Subsidiary.

If any of such officers are unable to serve, or cease for any reason to be an officer of the Company, their successors shall be appointed by the Board of Directors of the Company. The parties hereto agree that the Company should enter into employment agreements with each officer mentioned above to assure the Company of such officer's services for a fixed period of time.

                  1.3. Certain Actions Requiring Majority Stockholder Approval. For so long as the Brent Group and the Tomer Group shall collectively own shares constituting at least 20% of the Common Stock then outstanding, without either:

                  (A) the prior unanimous vote of the Brent Group Directors and the Tomer Group Directors, or

                  (B) the prior affirmative vote of at least 75% of the Shares then beneficially owned by the Tomer Group and the Brent Group taken collectively (either of (A) or (B) being referred to as a "Majority Vote"), the Company shall not, and the Brent Group Directors and the Tomer Group Directors shall use their respective best efforts to preclude the Company and each Subsidiary, whether directly or indirectly, from taking the following actions:

                           (a) issue or sell any  shares  of, or cause or permit
any of its Subsidiaries to issue or sell any shares of, any class or series of capital stock of the Company or such Subsidiary, or any securities convertible into, or exercisable or exchangeable for, any shares of any class or series of capital stock of the Company or such Subsidiary, other than (i) employee stock options issued pursuant to the Company's Management Stock Option Plan (as hereinafter defined in Section 3.1 hereof) or a plan approved by a Majority Vote (an "Approved Plan"), (ii) shares issued upon exercise of stock options granted pursuant to the Company's existing Stock Option Plan or an Approved Plan, and
(iii) other issuances expressly contemplated by the Merger Agreement. As used herein, "Subsidiary" means any corporation, partnership or other entity of which a majority of the equity securities are at the relevant time directly or indirectly owned by the Company;

                           (b)  except as  provided  in or  contemplated  by the
Merger Agreement, purchase, redeem, retire or otherwise acquire, or set aside any assets or deposit any funds for the purchase, redemption, retirement or other acquisition of, any shares of any class or series of capital stock of the Company, any Subsidiary or any securities convertible into, or exercisable or exchangeable for, any shares of any class or series of capital stock of the Company or any Subsidiary;

                           (c) purchase or otherwise acquire, or cause or permit
any Subsidiary to purchase or otherwise acquire in one transaction or a series of related transactions (other than purchases of inventory or services in the ordinary course of business), any significant business or assets (including a partial interest) from a third party, whether through stock or asset purchase or otherwise;

                           (d) sell,  lease,  assign or  otherwise  transfer  or
dispose of, or cause or permit any Subsidiary to sell, lease, assign or otherwise transfer or dispose of, in one transaction or a series of related transactions (other than sales of inventory or services in the ordinary course of business), all or substantially all of the Company's assets to a third party, whether through stock or asset sale or otherwise;

                           (e)   enter   into  any   agreement,   or  adopt  any
resolution, or cause or permit any Subsidiary to enter into any agreement or adopt any resolution, in respect of (i) any merger of the Company or such Subsidiary with or into any other corporation, partnership or other entity, (ii) any consolidation of the Company or such Subsidiary with any other corporation, partnership or other entity, (iii) any transaction or series of related transactions in which the Company shall sell or otherwise transfer all or substantially all of the Company's business, property or assets or (iv) any dissolution, liquidation or reorganization of the Company or any Subsidiary;

                           (f) amend,  modify,  alter or repeal the Company's or
any Subsidiary's Articles of Incorporation or By-Laws in any respect in contravention of this Agreement;

                           (g)  effect  any  initial  public   offering  of  the
securities of the Company or any Subsidiary pursuant to the Securities Act of 1933, as amended (the "Securities Act");

                           (h) amend or modify  on  behalf  of the  Company  the
terms, provisions or conditions of this Agreement or extend the term of this Agreement;

                           (i)  alter  the size or  composition  of the Board of
Directors of the Company or any Subsidiary; or

                           (j)  incur  debt  in  an  amount  above  $50,000;  or
guarantee any third party obligation or any debt of any person in an amount above $50,000.

2.       TRANSFERS OF SHARES

                  2.1.     Certain Restrictions.

                           (a)  Notwithstanding  anything  to the  contrary  set
forth herein, no Stockholder or Transferee (as hereinafter defined in Section 2.5) shall directly or indirectly sell, assign, pledge, encumber, hypothecate or otherwise dispose of including any disposition by way of a statutory merger or consolidation involving a Stockholder that is not a natural person (collectively a "Transfer") any Shares at any time, unless any such Transfer shall have been effected in accordance with the terms of this Agreement.

                           (b) No  Stockholder  shall Transfer any Shares at any
time if such action would constitute a violation of any federal or state securities or blue sky laws or a breach of the conditions to any exemption from registration of Shares under any such laws or a breach of any undertaking or agreement of such Stockholder entered into pursuant to such laws or in connection with obtaining an exemption thereunder. Each Stockholder agrees that any Shares to be received by such Stockholder pursuant to the Merger Agreement shall bear appropriate legends restricting the sale or other transfer of such stock in accordance with applicable federal or state securities or blue sky laws, as set forth in Section 4.1 hereof.

                           (c) Except as otherwise  provided in this  Agreement,
no Stockholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to any Shares nor shall any Stockholder enter into any stockholder agreements or arrangements of any kind with any person with respect to any Shares inconsistent with the provisions of this Agreement (whether or not such agreements and arrangements are with other Stockholders or holders of Shares who are not parties to this Agreement), including agreements or arrangements with respect to the acquisition, disposition or voting (if applicable) of any Shares, nor shall any Stockholder act, for any reason, as a member of a group or in concert with any other persons in connection with the acquisition, disposition or voting (if applicable) of any Shares in any manner which is inconsistent with this Agreement.

                           (d)  None  of  the  restrictions  contained  in  this
Agreement with respect to Transfers of Shares shall apply to Transfers of Shares to (i) any affiliate of a Stockholder (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) thereof (an "Affiliate Transferee"); or (ii) to members of a Stockholder's immediate family or his lineal descendants (a "Family Transferee"). Any such Affiliate Transferee or Family Transferee shall be considered a "Permitted Transferee" for purposes of this Agreement. Only in the event such Affiliate Transferee or Family Transferee shall become an Affiliate of the Company as a result of any permitted transfer hereunder, such Affiliate Transferee or Family Transferee shall agree in writing to be bound by the terms of this Agreement.

                  2.2.     Right of First Refusal on Brent Group Shares.

                           (a) If any  member  of the  Brent  Group  desires  to
Transfer any Shares now or hereafter beneficially owned by it to any other person (other than (i) pursuant to a registered public offering under the Securities Act; (ii) a public resale under Securities Act Rule 144 effected in accordance with Section 2.2(d) hereof; or (iii) a Transfer of Shares to an Affiliate Transferee or a Family Transferee) such Brent Group member shall before effecting such Transfer first give written notice (a "Seller's Notice") to the Tomer Group stating their desire to make such Transfer, the identity of the party to whom such Shares are proposed to be transferred (the "ROFR Transferee"), the number of Shares proposed to be transferred (the "Offered Shares"), the cash price (the "First Offer Price") agreed upon between the Brent Group member and the ROFR Transferee at which the Stockholder proposes to sell the Offered Shares (it being understood and agreed that the Brent Group may not Transfer, sell or otherwise dispose of Shares except for cash) and any other material terms proposed for the sale of such Offered Shares.

                           (b) Upon receipt of the  Seller's  Notice (the "First
Offer"), the Tomer Group or any Affiliate of the Tomer Group chosen by the Tomer Group, shall have the irrevocable and exclusive option (the "Option") to buy all of the Offered Shares at the First Offer Price. The Tomer Group' Option shall be exercisable by a written notice to the holder of the Offered Shares (the "Buyer's Notice"), given within 10 days from the date of the Seller's Notice.

                           (c) If the applicable  Seller's  Notice shall be duly
given, and if the Tomer Group shall not have exercised their Option to purchase (or for their designee to purchase) the Offered Shares at the First Offer Price within 45 days of the date the applicable member of the Brent Group gave the Seller's Notice, then, subject to the other provisions of this Agreement, the applicable member of the Brent Group shall be free for a period of 90 days from the earlier of (i) the 10th day following the date of the last Seller's Notice or (ii) the date the applicable member of the Brent Group shall have received written notice from the Tomer Group stating their intention not to exercise the Option, to sell the Offered Shares not to be purchased by the Tomer Group to the ROFR Transferee at a price not more than 10% below the First Offer Price and on the terms and conditions not materially less favorable, taken as a whole, than those set forth in the Seller's Notice. In any such sale the ROFR Transferee must agree to become a party to and be bound by the terms of this Agreement.

                           (d)  All  other   provisions   of  this  Section  2.2
notwithstanding, any member of the Brent Group intending to make a public resale of Shares pursuant to Securities Act Rule 144, following satisfaction of the holding period and other requirements thereof, may do so provided

                                    (i) an informational  notice (containing the
                                    same   information   as  set  forth  in  the
                                    Seller's  Notice) is  provided  to the Tomer
                                    Group  concurrent  with the filing of a Form
                                    144 or the execution of a sale; and

                                    (ii)  the  number  of  Shares  sold  may not
                                    exceed  the  quarterly   volume   limitation
                                    provided by Rule 144(e).

                           (e) If the Offered  Shares are not sold by the member
of the Brent Group pursuant to Section 2.2(c) or 2.2(d) above, upon the expiration of the 90 day period contemplated by Section 2.2(c) or the 10 day period contemplated by Section 2.2(d), as applicable, the Offered Shares shall again become subject to the right of first refusal provisions of this Section 2.2.

                  2.3.     Right of First Refusal on the Tomer Group Shares.

                           (a)  If a  member  of  the  Tomer  Group  desires  to
Transfer any Shares now or hereafter beneficially owned by it to any other person (other than (i) pursuant to a registered public offering under the Securities Act; (ii) a public resale under Securities Act Rule 144 effected in accordance with Section 2.3(d) hereof; or (iii) a Transfer to an Affiliate
Transferee or a Family Transferee) such Tomer Group member shall before effecting such Transfer first give written notice (a "Seller's Notice") to the Brent Group stating their desire to make such Transfer, the identity of the party to whom such Shares are proposed to be transferred (the "ROFR Transferee") the number of Shares proposed to be transferred (the "Offered Shares"), the cash price (the "First Offer Price") agreed upon between such Tomer Group member and the ROFR Transferee at which the Tomer Group member proposes to sell the Offered Shares (it being understood and agreed that the Tomer Group may not Transfer, sell or otherwise dispose of Shares except for cash) and any other material terms proposed for the sale of such Offered Shares.

                           (b) Upon receipt of the  Seller's  Notice (the "First
Offer"), the Brent Group shall have the option (the "Option") to buy all of the Offered Shares at the First Offer Price. The Brent Group's Option shall be exercisable by a written notice to the holder of the Offered Shares (the "Buyer's Notice"), given within 10 days from the date of the Seller's Notice.

                           (c) If the applicable  Seller's  Notice shall be duly
given, and if the Brent Group shall not have exercised their Option to purchase the Offered Shares at the First Offer Price within 45 days of the date the applicable member of the Tomer Group gave the Seller's Notice, then the Tomer Group shall be free for a period of 90 days from the earlier of (i) the 10th day following the date of the last Seller's Notice or (ii) the date the Tomer Group shall have received written notice from the Brent Group stating their intention not to exercise their Option, to sell the Offered Shares to the ROFR Transferee at a price not more than 10% below the First Offer Price and on terms and conditions not materially less favorable, taken as a whole, than those set forth in the Seller's Notice. In any such sale, the ROFR Transferee must agree to become a party to and be bound by the terms of this Agreement and the Tomer Group shall have the right to require the Brent Group to sell or otherwise transfer to such ROFR Transferee Shares beneficially owned by the Brent Group, at the same price per Share and in the same proportion as such ROFR Transferee has offered to purchase the Offered Shares.

                           (d)  All  other   provisions   of  this  Section  2.3
notwithstanding, any Tomer Group member intending to make a public resale of Shares pursuant to Securities Act Rule 144, following satisfaction of the holding period and other requirements thereof, may do so provided:

                                (i) an informational notice (containing the same information as set forth in the Seller's Notice) is provided to the Brent Group concurrent with the filing of a Form 144 or the execution of a sale; and

                                (ii) the number of Shares sold may not exceed the quarterly volume limitation provided by Rule 144(e).

                           (e) If the  Offered  Shares are not sold by the Tomer
Group pursuant to Section 2.3(c) or 2.3(d) above, upon the expiration of the 90 day period contemplated by Section 2.3(c) or the 10 day period contemplated by
Section 2.3(d), as applicable, the Offered Shares shall again become subject to the right of first refusal provisions of this Section 2.3.

                  2.4.     "Tag Along" Rights.

                           (a) If the  Tomer  Group  intends  to seek to sell or
otherwise transfer a Control Portion (as hereinafter defined) of their Shares to any other person (other than a Permitted Transferee) the Tomer Group shall first deliver to the Brent Group a written notice (the "the Tomer Group Tag Along Notice") advising the Brent Group of the Tomer Group' intention to sell a Control Portion of its Shares and specifying the price at which the Tomer Group proposes to sell such Shares and any other material terms proposed for the sale. Within ten days after the date of the Tomer Group Tag Along Notice, the Brent Group must deliver to the Tomer Group a written notice (the "the Brent Group Tag Along Notice") indicating whether the Brent Group shall require the Tomer Group to have any of the Brent Group's Shares included in the proposed sale in the same proportion as the Tomer Group propose to sell or transfer. The Brent Group's determination to participate in such sale, as evidenced by the Brent Group Tag Along Notice, shall be final and irrevocable, provided such sale is made on terms not materially less favorable, taken as a whole, to the Tomer Group and the Brent Group from the terms specified in the Tomer Group Tag Along Notice. The Brent Group's determination not to participate in such sale, as evidenced by the Brent Group Tag Along Notice, or the Brent Group's failure to timely deliver the Brent Group Tag Along Notice, shall be final and irrevocable and the Brent Group shall be deemed to have waived its right to participate in any such sale.

                           (b) For  purposes  of this  Section  2.4,  a "Control
Portion" of the Tomer Group' Shares shall mean that number of Shares which, when effectively transferred to another person (other than an Affiliate of the Tomer Group) shall result in such person beneficially owning on a fully diluted basis a greater number of Shares than any other Stockholder and its Affiliates.

                  2.5. Legends; Shares Subject to this Agreement. Unless otherwise expressly provided herein or in the Management Stock Option Plan, no Stockholder shall Transfer any Shares to any person (regardless of the manner in which such Stockholder initially acquired such Shares) nor shall the Company issue, sell or otherwise transfer any Shares to any person (all persons acquiring Shares from a Stockholder or from the Company, regardless of the method of transfer, shall be referred to collectively as "Transferees" and individually as a "Transferee") unless (i) such Shares bear legends as provided in Section 4.1 and (ii) such Transferee shall have executed and delivered to the Company, as a condition precedent to any acquisition of such Shares, an instrument in form and substance reasonably satisfactory to the Company confirming that such Transferee agrees to become a party to this Agreement and takes such Shares subject to all the terms and conditions of this Agreement; provided that the provisions of this Section 2.5 shall not apply in respect of a sale of Shares (i) included in a registered public offering under the Securities Act and the rules and regulations promulgated thereunder; or (ii) made pursuant to Sections 2.2(d) or 2.3(d) hereof. The Company shall not transfer upon their books any Shares to any person except in accordance with this Agreement.

3.       2005 STOCK OPTION AND RESTRICTED STOCK PLAN

                  3.1. Adoption of New Stock Option Plan. The Board shall adopt a Stock Option and Restricted Stock Plan (the "2005 Plan") at such future date and containing such terms and conditions as a majority of the Board of Directors shall determine.

                  3.2. Administration by the Compensation Committee. The 2005 Plan shall be administered by the Compensation Committee of the Board of Directors.

                  3.3. Issuance of Options to Purchase Common Stock. The 2005 Plan shall be authorized and entitled to issue to consultants, employees, officers and directors of the Company (as identified by the Compensation Committee) options to purchase up to 5,000,000 shares of Common Stock.

4.       MISCELLANEOUS

                  4.1. Legends on Stock Certificates A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each of the Stockholders hereby agrees that each outstanding certificate representing Shares subject to this Agreement shall bear legends reading substantially as follows:

                  (a) THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR
                  ANY STATE SECURITIES OR BLUE SKY LAWS, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION, UNDER THE SECURITIES ACT AND SUCH STATE SECURITIES OR BLUE SKY LAWS.

                  (b) THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER, AND CERTAIN VOTING RESTRICTIONS, ON THE TERMS AND CONDITIONS SET FORTH IN A STOCKHOLDERS' AGREEMENT DATED AS OF DECEMBER 8, 2004, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY OR FROM THE HOLDER OF THIS CERTIFICATE. NO TRANSFER OF SUCH SHARES WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.

Such certificate shall bear any additional legend required by the Merger Agreement or required for compliance with state securities or blue sky laws.

                  4.2. Term. This Agreement shall terminate on the date of the first to occur of the following events: (i) the closing of the sale by one or more members of the Tomer Group pursuant to one or more offerings registered under the Securities Act to any person or group of persons who are not, and who do not become, at the time of sale, parties to this Agreement of a number of Shares equal to 20% of the number of Shares issued to the Tomer Group at the closing of the Merger Agreement; (ii) Bankruptcy, receivership, or dissolution of the Company; (iii) the voluntary agreement of all the parties who are then bound by the terms hereof; or (iv) the acquisition of all the Shares by one of the Stockholders.

                  4.3. Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

                  4.4. Notices. All notices,  statements,  instructions or other documents required to be given hereunder, shall be in writing and shall be given either by hand delivery, by overnight delivery service, by facsimile transmission or by mailing the same in a sealed envelope, first-class mail, postage prepaid and either certified or registered, return receipt requested, addressed as follows:

----------------------------------------- --------------------------------------
                                          Rezconnect Technologies, Inc.
if to the Brent Group, to:                560 Sylvan Avenue
                                          Englewood, NJ 07632
                                          Attn:  Michael Brent

----------------------------------------- --------------------------------------

----------------------------------------- --------------------------------------
                                          Carl N. Duncan, Esq.
with a copy to their counsel:             5718 Tanglewood Drive
                                          Bethesda, MD 20817

----------------------------------------- --------------------------------------

----------------------------------------- --------------------------------------
if to the Tomer Group, send notices to    200 West Third Street - Suite 600
them at the notice address given on the   Alton,  IL 62002
signature page hereof, or Company, to:
----------------------------------------- --------------------------------------

----------------------------------------- --------------------------------------
with a copy to their counsel:             Gerard S. DiFiore, Esq.
----------------------------------------- --------------------------------------
                                          Reed Smith LLP
----------------------------------------- --------------------------------------
                                          One Riverfront Plaza, First Floor
----------------------------------------- --------------------------------------
                                          Newark, NJ  07102

----------------------------------------- --------------------------------------

and to the other parties at their addresses reflected in the stock records of the Company. Each Stockholder, by written notice given to the Company in accordance with this Section 4.4 may change the address to which notices, statements, instruction or other documents are to be sent to such Stockholder. All notices, statements, instructions and other documents hereunder that are (i) mailed shall be deemed to have been given on the date of mailing, (ii) sent by hand delivery or by facsimile transmission shall be deemed to have been given when received, or (iii) sent by overnight delivery service shall be deemed to have been given one business day after sent. Whenever pursuant to this Agreement any notice is required to be given by any Stockholder to any other Stockholder or Stockholders, such Stockholder may request from the Company a list of addresses of all Stockholders of the Company, which list shall be promptly furnished to such Stockholder.

                  4.5. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties, and their respective successors and permitted assigns. If any Transferee of any Stockholder shall acquire any Shares, or any right to acquire Shares, in any manner, whether by operation of law or otherwise, such Shares shall be held subject to all of the terms of this Agreement, and by taking and holding such Shares such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

                  4.6. Company Information. The Company agrees to deliver to each Stockholder, without charge, so long as such Stockholder owns any Shares:

                           (a)  Within 45 days  after the end of each  quarterly
fiscal period (except the last) in each fiscal year of the Company, a consolidated balance sheet of the Company and their consolidated Subsidiaries as of the end of such quarter, and consolidated statements of income and cash flow of the Company and their consolidated Subsidiaries for such quarter and the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods a year earlier and the figures set forth in the Company's budget for such periods and accompanied by a narrative description of such financial statements in reasonable detail prepared by the chief accounting or financial officer of the Company.

                           (b) Within 90 days after the end of each  fiscal year
of the Company, a consolidated balance sheet of the Company and their consolidated Subsidiaries as of the end of such fiscal year, and consolidated statements of income, and cash flows for such fiscal year, in each case prepared in accordance with generally accepted accounting principles, setting forth in each case in comparative form the figures for the previous fiscal year and the figures set forth in the Company's budget for such fiscal year.

                           (c) Promptly after receipt of a request therefor, any
information required by or necessary for a Stockholder to comply with local, state or federal regulatory or tax filing requirements.

                           (d) Permit representatives of the Tomer Group and the
Brent Group at reasonable times upon prior reasonable notice to visit and inspect such financial records and the premises of the Company at reasonable times on reasonable notice and to make copies of such records as such representatives deem necessary, other than documents subject to the attorney-client privilege or the attorney work product privilege, and to discuss the business, operations, assets, properties and financial and other conditions of the Company with officers and employees of the Company and with their independent accountants.

                           (e) With reasonable  promptness,  such other data and
information as from time to time may be reasonably requested.

                  4.7. Governing Law. Regardless of the place of execution, this Agreement shall be governed by and construed in accordance with the laws of the State of New York, applicable to contracts made and to be performed entirely within such state.

                  4.8.   Headings.   All  headings   are  inserted   herein  for
convenience only and do not form a part of this Agreement.

                  4.9. Entire Agreement; Amendment. This Agreement and the other agreements referenced herein contain the entire agreement among the parties hereto with respect to the transactions contemplated herein and supersede all prior written agreements and negotiations and oral understandings, if any, and this Agreement may not be amended, supplemented or discharged except by an instrument in writing signed by all the Stockholders. Concurrently with such amendment or modification of this Agreement or as soon thereafter as is practicable the Certificate of Incorporation and By-Laws of the Company shall be amended by necessary corporate action. In the event that any Stockholder, or the Company shall be required, as a result of the enactment, amendment or modification, subsequent to the date hereof, of any applicable law or regulations, or by the order of any governmental authority, to take any action which is inconsistent with or which would constitute a violation or breach of any terms of this Agreement, then the Stockholders, and the Company shall use their best efforts to negotiate an appropriate amendment or modification of, or waiver of compliance with, such terms.

                  4.10. No Waiver. No failure to exercise and no delay in exercising any right, power or privilege of a party hereunder shall operate as a waiver nor a consent to the modification of the terms hereof unless given by that party in writing.

                  4.11. Arbitration. Any controversy, claim, or dispute between the parties, directly or indirectly, concerning this Agreement or the breach hereof, or the subject matter hereof, including questions concerning the scope and applicability of this arbitration clause, shall be finally settled by arbitration in New York City, New York pursuant to the rules then applying of the American Arbitration Association. The arbitrators shall consist of one representative selected by the Tomer Group, one representative selected by the Brent Group and one representative selected by the first two arbitrators. The parties agree to expedite the arbitration proceeding in every way, so that the arbitration proceeding shall be commenced within thirty (30) days after request therefore is made, and shall continue thereafter, without interruption, and that the decision of the arbitrators shall be handed down within thirty (30) days after the hearings in the arbitration proceedings are closed. The arbitrators shall have the right and authority to assess the cost of the arbitration proceedings and to determine how their decision or determination as to each issue or matter in dispute may be implemented or enforced. The decision in writing of any two of the arbitrators shall be binding and conclusive on all of the parties to this Agreement. Should either the Tomer Group or the Brent Group fail to appoint an arbitrator as required by this Section 4.11 within thirty
(30) days after receiving written notice from the other party to do so, the arbitrator appointed by the other party shall act for all of the parties and his decision in writing shall be binding and conclusive on all of the parties to this Agreement. Any decision or award of the arbitrators shall be final and conclusive on the parties to this Agreement; judgment upon such decision or award may be entered in any competent Federal or state court located in the United States of America; and the application may be made to such court for confirmation of such decision or award for any order of enforcement and for any other legal remedies that may be necessary to effectuate such decision or award.

                  4.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Fax copy signatures shall be given the same effect as original signatures.

                  4.13 Special Stockholder Meeting. The Stockholders acknowledge that the Merger Agreement requires that no later than 30 days after the closing of the Merger Agreement, the Company shall file with the Securities and Exchange Commission an Information Statement for a meeting of the Company's stockholders. The Information Statement shall propose:

                  (i) increasing the Company's authorized common stock to 50 million shares;

                  (ii)  reincorporating the Company from New York into Delaware;

                  (iii) changing the name of the Company to YTB International, Inc.; and

                  (iv) adopting the 2005 Plan.

         The Stockholders each covenant to vote all Shares held by them in favor of the foregoing actions and such other actions that may be reasonably necessary to effect the intent of the foregoing.

           [rest of page left blank intentionally - next page is signature page]

                  IN  WITNESS  WHEREOF,   the  parties  here  have  caused  this
Stockholders' Agreement to be duly executed on the date first written above.

ATTEST :                                      REZCONNECT TECHNOLOGIES, INC.


By:                                           By:
-----------------------------                  ---------------------------------
                                                Michael Y. Brent, CEO

                                              GREAT RIVER ENTERPRISES, LP#1


                                              By:
-----------------------------                  ---------------------------------
J. Scott Tomer, Individually                     J. Lloyd Tomer, General Partner




-----------------------------                  ---------------------------------
J. Kim Sorensen, Individually                     Derek Brent, Individually


                                                Michael Y. Brent, Individually
                                               ---------------------------------

                                    EXHIBIT A

                      DETAIL OF TOMER GROUP AND BRENT GROUP
                              STOCK OWNERSHIP TABLE

      ------------------------------ -------------------------------------------

      Name of Holder                              Number of Shares
      ------------------------------ -------------------------------------------

                                      Common Stock            Series B Preferred
      ------------------------------ -------------------- ----------------------

      ------------------------------ -------------------- ----------------------

      Great River Enterprises, LP#1       3,947,559                2,174,279
      (J.Lloyd Tomer)
      ------------------------------ -------------------- ----------------------
      J. Scott Tomer                      1,393,125                  767,321
      ------------------------------ -------------------- ----------------------
      J. Kim Sorensen                     1,393,125                  767,321
      ------------------------------ -------------------- ----------------------

      ------------------------------ -------------------- ----------------------

      Subtotal                            6,733,809                3,708,921
      ------------------------------ -------------------- ----------------------

      TOTAL                                          10,442,730
      ------------------------------ -------------------------------------------


               DETAIL OF BRENT GROUP STOCK HOLDINGS

      ------------------------------ -------------------------------------------

      Name of Holder                               Number of Shares
      ------------------------------ -------------------------------------------

                                       Common Stock           Series B Preferred
      ------------------------------ -------------------- ----------------------

      Michael Y. Brent                   5,103,032                      0
      ------------------------------ -------------------- ----------------------

      Derek Brent                        1,120,234                      0
      ------------------------------ -------------------- ----------------------

      ------------------------------ -------------------- ----------------------

      TOTAL                                           6,223,266
      ------------------------------ -------------------------------------------